SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------
                                    Form 8-A
                            ------------------------
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 InvestNet, Inc.
             (Exact name of registrant as specified in its charter)



                Nevada                               87-0650263
                ------                               ----------
   (State or other jurisdiction of                (I.R.S. Employer
    incorporation or organization)             Identification Number)



       1403 - 822 Homer Street, Vancouver, British Columbia V6B 6M3 Canada
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    (Address and telephone number of principal executive offices) (Zip Code)




If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]


Securities Act registration statement file number to which this form relates:
333-42970

Securities to be registered pursuant to Section 12(b) of the Act:  NONE

Securities to be registered pursuant to Section 12(g) of the Act:Common Stock,
                                                                 $0.01 Par Value
                                                                 Per Share


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Item 1.           Description of Registrant's Securities to be Registered

The description of the common stock of Registrant set forth under the caption "Description of Securities" in Registrant's Registration Statement on Form SB-2 (File No. 333-42970) as originally filed with the Securities and Exchange Commission on August 3, 2000 or as subsequently amended (the "Registration Statement"), and in the prospectus included in the Registration Statement, is hereby incorporated by reference in response to this item.

Item 2.           Exhibits

The following exhibits are filed herewith or incorporated herein by reference to the corresponding exhibit number in the Registrant's Registration Statement on Form SB-2 (File No. 333-42970) as originally filed with the Securities and Exchange Commission on August 3, 2000 or as subsequently amended:

Exhibit    Page
No.        No.               Description

3(i)       *        Articles of Incorporation of InvestNet, Inc., a Nevada
                    corporation, filed with the State of Nevada on March 16, 2000.

3(ii)      *        By-laws of the Company adopted on March 15, 2000.

4(i)       *        Specimen Stock Certificate.

4(ii)      *        Subscription Agreement between the Company and Ruairidh
                    Campbell dated March 16, 2000.

4(iii)     *        Subscription Agreement between the Company and Wolf Fiedler dated March 16, 2000.

5          ***      Opinion Letter dated December 12, 2000.

10(i)      *        Option Agreement between Bow Mines, InvestNet, Inc. and Karl
                    Schindler dated June 14, 2000.

10(ii)     *        Promissory Note between the Company and Wolf Fiedler dated
                    June 16, 2000.

10(iii)    ***      Amendment to Option Agreement between Bow Mines, InvestNet,
                    Inc. and Karl Schindler dated June 11, 2001.

10(iv)     ***

                    Amendment to Promissory Note between InvestNet, Inc. and Wolf Fiedler dated June 12, 2001.

23(i)      **       Consent of Linda Caron, P.Eng. Dated October 11, 2000.

23(ii)     ***      Consent of Certified Public Accountant dated June 6, 2001

23(iii)    ***      Consent of Counsel (See Exhibit 5)

           * Exhibits incorporated by reference to InvestNet's Form SB-2 filed with the Securities and Exchange Commission on August 3, 2000

           ** Exhibits incorporated by reference to InvestNet's Form SB-2/A filed with the Securities and Exchange Commission on October 18, 2000.

           *** Exhibits incorporated by reference to InvestNet's Post Effective Amendment marked Form SB-2/A-7 filed with the Securities and Exchange Commission on July 25, 2001

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


                                   Signatures

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


INVESTNET, INC.


     /s/ Ruairidh Campbell
By---------------------------------                  August 15, 2001
Ruairidh Campbell, President



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